UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 2015

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

ContraFect Corporation (the “Company”) has appointed Cara Cassino, M.D., to serve as Chief Medical Officer of the Company, effective as of September 25, 2015. Dr. Cassino, 54, has extensive experience in the design and execution of drug development programs across a broad range of therapeutic areas, and has led more than 20 regulatory submissions that resulted in approvals in the United States and abroad.

Dr. Cassino was previously Senior Vice President, Global Clinical Development at Forest Laboratories, Inc. (“Forest”) where she served as a member of Forest’s R&D Executive Leadership team and was responsible for the clinical development of a portfolio of over 35 compounds, (including 7 drugs in the anti-infective space) and was also instrumental in the clinical due diligence process for Forest’s $2.9 billion acquisition of Aptalis Pharma and $1.1 billion acquisition of Furiex Pharmaceuticals. Prior to joining Forest, Dr. Cassino held a number of senior executive positions at Pfizer Inc. (“Pfizer”), including Global Medical Team Leader of Pfizer’s antibacterial franchise and also Medicines Development Group Vice President for Pulmonary Vascular Disease and Rare Disease. Prior to joining Pfizer, Dr. Cassino held positions of increasing responsibility at Boehringer Ingelheim GmbH (“Boehringer”), culminating in the role of Executive Medical Director of Boehringer’s late stage respiratory franchise in the U.S.

Prior to joining Boehringer, Dr. Cassino was a member of the academic faculty of the Division of Pulmonary and Critical Care Medicine at the New York University (“NYU”) School of Medicine. Dr. Cassino received both her medical degree, and B.A. in Chemistry and Fine Arts, summa cum laude and Phi Beta Kappa, from NYU. Dr. Cassino completed her internship and residency in Internal Medicine at NYU/Bellevue Hospital, followed by fellowship in Pulmonary/Critical Care Medicine at NYU and Mount Sinai Medical Center in New York City.

As part of her compensation, Dr. Cassino will receive options to purchase 250,000 shares of the Company’s Common Stock.

Dr. Cassino does not have any family relationships with any of the Company’s directors or officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 16, 2015, the Company issued a press release announcing the appointment of Dr. Cassino to serve as Chief Medical Officer of the Company. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company, dated September 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date: September 17, 2015	By:	/s/ Julia P. Gregory
	Name:	Julia P. Gregory
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated September 16, 2015.